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                                                                    EXHIBIT 4(a)

                                   CERTIFICATE

                  I, Timothy M. Hayes, Senior Vice President, Secretary and General Counsel of American General Finance Corporation, an Indiana corporation (the "Company"), do hereby certify that attached hereto is a true copy of resolutions duly adopted by a duly authorized and appointed committee of the Board of Directors of the Company by unanimous written consent on March 16, 2004, and such resolutions have not been amended, modified or rescinded and remain in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: March 26, 2004

                                        /s/ Timothy M. Hayes
                                        ----------------------------------------
                                        Timothy M. Hayes
                                        Senior Vice President, Secretary
                                         and General Counsel

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               RESOLUTIONS AUTHORIZING MEDIUM-TERM NOTES, SERIES I

                  WHEREAS, this Terms and Pricing Committee previously has authorized the creation, issuance and sale of up to $7,500,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"), which are to be issued under an Indenture, dated as of May 1, 1999 (the "Indenture"), between the Company and Citibank N.A., as Trustee (the "Trustee"), and which Debt Securities have been registered under the Securities Act of 1933 on the Company's Registration Statement on Form S-3 (Registration No. 333-110318) which was declared effective by the Securities and Exchange Commission on December 3, 2003 (the "Registration Statement"); and

                  WHEREAS, this Terms and Pricing Committee now desires to create a series of Debt Securities and to authorize the issuance and sale thereof from time to time under a medium-term note program;

1. APPROVAL OF TERMS OF MEDIUM-TERM NOTES.

                  NOW, THEREFORE, BE IT RESOLVED, that this Terms and Pricing Committee hereby authorizes and approves the creation by the Company of a series of Debt Securities, the execution on behalf of the Company of such series of Debt Securities, the delivery of such series of Debt Securities to the Trustee, the authentication thereof by the Trustee, and the delivery thereof by the Trustee pursuant to a Company Order (as defined in the Indenture; and any terms used herein in initially capitalized form but not defined herein shall have the meanings given to them in the Indenture), all in accordance with Article Three of the Indenture and with the procedures set forth in the Indenture and in the administrative procedure hereinafter approved (the "Administrative Procedure") as follows:

                  a.       TITLE.

                  The title of such series of Debt Securities shall be "Medium-Term Notes, Series I" (the "Notes");

                  b.       AGGREGATE PRINCIPAL AMOUNT.

                  The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall not exceed $7,500,000,000, or the equivalent thereof in one or more foreign currencies, including the Euro, and any composite currency; such amount to be reduced by the aggregate principal amount of any other Debt Securities issued under the Registration Statement. For purposes of calculating the issue price of Notes denominated in a foreign currency to be applied against the amount of Notes authorized, such Notes shall have an issue price in U.S. dollars determined by the Trustee, as Paying Agent, using the noon buying rate in The City of New York for cable transfers in foreign currencies as certified (or if not so certified,

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         as otherwise determined) for customs purposes by The Federal Reserve
         Bank of New York;

                  c.       TYPE OF SECURITY.

                  The Notes shall be issued as Registered Securities pursuant to the Indenture; and the Notes may be issued, as determined by any two Authorized Officers (as named below), either in certificated form or in book-entry form; and beneficial owners of interests in any Notes issued in book-entry form may exchange such interests for Notes in certificated form only under the circumstances, and on the terms and conditions, as may be determined by any two Authorized Officers;

                  d.       MATURITY DATE.

                  Each Note shall have a Stated Maturity on which the principal of the Note is payable, as determined by any two Authorized Officers in accordance with the Administrative Procedure, which Stated Maturity may vary among the Notes and, in the case of extendible maturity notes, may be extended; provided, however, that each Stated Maturity shall not be less than nine months from date of issue;

                  e.       INTEREST, PRINCIPAL AMOUNT AND CURRENCY

                  Each Note shall be issued in a principal amount and in a currency determined by any two Authorized Officers in accordance with the Indenture and the Administrative Procedure; each interest bearing Note shall bear interest from its date of issue at either a fixed rate (a "Fixed Rate Note") or a floating rate determined by reference to such interest rate basis, bases or formula as may be determined by any two Authorized Officers and calculated in the manner described in one or more prospectus supplements or pricing supplements relating to the Notes (each a "Prospectus Supplement") to the prospectus constituting a part of the Registration Statement (the "Prospectus") and in accordance with the Administrative Procedure (a "Floating Rate Note," which term shall include any Note bearing interest with reference to both a floating rate and a fixed rate); all determinations regarding whether a
         Note is a Fixed Rate Note or a Floating Rate Note and, subject to the provisions established by these resolutions, all other determinations regarding interest on the Notes shall be made by any two Authorized Officers in accordance with the Indenture and the Administrative Procedure; and principal amounts and interest terms may vary among the Notes;

                  f.       ISSUE DATE.

                  Each Note shall be issued on and dated such date as may be determined by any two Authorized Officers in accordance with the Administrative Procedure, which date may vary among the Notes;

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                  g.       INTEREST PAYMENTS DATES AND RECORD DATES.

                  The Interest Payment Dates on which interest on each Fixed Rate Note shall be payable shall be March 1 and September 1 of each year, unless otherwise determined by any two Authorized Officers, and at Maturity of the Fixed Rate Note; interest payments on a Floating Rate Note shall be made on such dates as are provided in the applicable Floating Rate Note as determined by any two Authorized Officers in accordance with the provisions of the Indenture and the Administrative Procedure; and, unless otherwise determined by any two Authorized Officers, the Regular Record Date for the payment of interest on any Note shall be the fifteenth calendar day (whether or not a Business
         Day) prior to each such Interest Payment Date;

                  h.       PLACE AND MANNER OF PAYMENT.

                  Payment of the principal of, and premium and interest, if any, on the Notes shall be made at the places and in the manner approved by any two Authorized Officers in accordance with the provisions of the Indenture and the Administrative Procedure;

                  i.       REDEMPTION OR REPAYMENT.

                  The Notes shall not be redeemable or repayable prior to the Stated Maturity thereof unless otherwise determined with respect to specific Notes by any two Authorized Officers and unless so specified in a Prospectus Supplement, in which case such specific Notes shall be redeemable or repayable at the times or upon the events determined by such Authorized Officers and in accordance with the provisions set forth in such Notes and Prospectus Supplement and in the Indenture;

                  j.       SINKING FUND.

                  The Notes shall not be entitled to any sinking fund unless otherwise determined with respect to specific Notes by any two Authorized Officers and unless so specified in a Prospectus Supplement, in which case such specific Notes shall be entitled to a sinking fund at the times or upon the events determined by such Authorized Officers and in accordance with the provisions set forth in such Notes and Prospectus Supplement and in the Indenture;

                  k.       DENOMINATIONS.

                  The Notes shall be issuable in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (or such other authorized denominations in a specified currency other than United States dollars as shall be determined by any two Authorized Officers);

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                  l.       BOOK-ENTRY.

                  Unless otherwise determined with respect to specific Notes by any two Authorized Officers, all of the Notes shall be issued in book-entry form pursuant to the book-entry system described in a Prospectus Supplement and the accompanying Prospectus;

                  m.       FORMS OF BOOK-ENTRY SECURITIES.

                  The forms of book-entry securities for Fixed Rate Notes and Floating Rate Notes attached to this written consent as Exhibits A-1 and A-2, respectively, and the terms and provisions of such Notes set forth therein (including, without limitation, the terms and provisions with respect to the payment of principal and interest and with respect to optional redemption, optional repayment and sinking fund payments), hereby are approved in all respects; and, unless otherwise determined by any two Authorized Officers in accordance with the authority granted to them pursuant to these resolutions, such forms of security shall be used for, and such terms and provisions shall apply to, each Fixed Rate Note and Floating Rate Note, respectively, issued in book-entry form (it being understood that such optional redemption, optional repayment and sinking fund terms shall not be applicable to any Note unless otherwise determined by any two Authorized Officers and unless so specified in a Prospectus Supplement);

                  n.       FORMS OF CERTIFICATED SECURITIES.

                  The forms of certificated securities for Fixed Rate Notes and Floating Rate Notes, and the terms and provisions for such Notes to be set forth therein, shall be as determined from time to time by any two Authorized Officers in accordance with the authority granted to them pursuant to these resolutions;

                  o.       ADDITIONAL TYPES OF NOTES.

                  The Notes may be issued as discount notes, indexed notes, extendible maturity notes and amortizing notes and, subject to the provisions established by these resolutions, all determinations regarding the terms of such Notes shall be made by any two Authorized Officers in accordance with the Indenture and the Administrative Procedure and all amounts payable with respect to such Notes shall be calculated in a manner described in such Notes and in one or more Prospectus Supplements; the forms of book-entry and certificated securities for such Notes, and the terms and provisions to be set forth therein, shall be as determined from time to time by any two Authorized Officers in accordance with the authority granted to them pursuant to these resolutions; and

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                  p.       MISCELLANEOUS.

                  In all other respects, the Notes shall have the terms to be established and reestablished from time to time by any two Authorized Officers; and be it

2. AUTHENTICATION AND DELIVERY OF NOTES.

                  FURTHER RESOLVED, that any one Authorized Officer be, and each of them hereby is, authorized and directed to cause the Trustee to complete and authenticate Notes in the form or forms and in the aggregate principal amount specified in paragraph 1 above in such denominations and registered in such names as shall hereafter be requested in accordance with a Company Order to the Trustee, and to deliver said authenticated Notes in accordance with said Company Order and the Administrative Procedure, and otherwise to act with respect to the Notes in accordance with the Company Order and the Administrative Procedure; and be it

3. DISTRIBUTION AGREEMENT.

                  FURTHER RESOLVED, that the Authorized Officers are hereby authorized to establish the form, terms and provisions of the Distribution Agreement relating to the sale of Notes to or through agents (the "Agents") to be entered into among the Agents and the Company (the "Distribution Agreement"), and that any two Authorized Officers be, and they hereby are, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as such Authorized Officers deem advisable, the Distribution Agreement in such form, and containing such terms and provisions, as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by their execution and delivery thereof; and be it

4. ADMINISTRATIVE PROCEDURE.

                  FURTHER RESOLVED, that the Authorized Officers are hereby authorized to establish the forms, terms and provisions of the Administrative Procedure relating to the sale of Notes to or through the Agents, and that the appropriate officers of the Company be, and they hereby are, authorized to act in accordance with such Administrative Procedure in such form and containing such terms and provisions, as any two Authorized Officers shall approve; and be it

5. CALCULATION AGENT AGREEMENT.

                  FURTHER RESOLVED, that the Authorized Officers are hereby authorized to establish the form, terms and provisions of the Calculation Agent Agreement relating to the calculation of interest rates and amounts payable on Floating Rate Notes, to be entered into between the Company and the Trustee as calculation agent, and that any two Authorized Officers be, and they hereby are, authorized in the name and on behalf of

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         the Company to execute and deliver, in such number of counterparts as such Authorized Officers deem advisable, the Calculation Agent Agreement in such form, and containing such terms and provisions, as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by their execution and delivery thereof; and be it

6. EXCHANGE RATE AGENCY AGREEMENT

                  FURTHER RESOLVED, that the Authorized Officers are hereby authorized to establish the form, terms and provisions of one or more Exchange Rate Agency Agreements relating to the calculation of exchange rates between U.S. dollars and foreign currencies in which Notes may be denominated and payable, to be entered into between the Company and the Trustee, or any affiliate thereof, as exchange rate agent, and that any two Authorized Officers be, and they hereby are, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as such Authorized Officers deem advisable, any Exchange Rate Agency Agreement in such form, and containing such terms and provisions, as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by their execution and delivery thereof; and be it

7. LETTER OF REPRESENTATIONS.

                  FURTHER RESOLVED, that the Authorized Officers are hereby authorized to establish the form, terms and provisions of the Letter of Representations relating to certain matters arising in connection with the issuance of Notes, to be entered into among the Company, the Trustee and The Depository Trust Company, and that any one Authorized Officer be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as such Authorized Officer deems advisable, the Letter of Representations in such form, and containing such terms and provisions, as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by such Authorized Officer's execution and delivery thereof; and be it

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8. AUTHORIZED OFFICERS.

                  FURTHER RESOLVED, that the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and any Assistant Treasurer of the Company be, and each of them hereby is, appointed as an Authorized Officer, and that any two Authorized Officers be, and hereby are, authorized to make all determinations and to do and prepare all such acts or things, and to execute, deliver, and file such documents or instruments as may be necessary or appropriate in order to carry out fully the purposes and intent of the foregoing resolutions, except that any one Authorized Officer, acting alone, shall be authorized to take the actions specified in paragraphs 2 and 7 above; and be it

9. FURTHER MISCELLANEOUS AUTHORITY.

                  FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to do and perform all such acts or things, and to execute, deliver, and file such documents or instruments as such officer may deem necessary or appropriate in order to carry out fully the purpose and intent of the foregoing resolutions.